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                                  Exhibit 10.13

         Custom Content Service Agreement with ScreamingMedia.Net, Inc.,

                            dated September 27, 1999


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                        CUSTOM CONTENT SERVICE AGREEMENT

This Agreement is made on this 27th day of September, 1999 between ScreamingMedia.Net, Inc., headquartered at 601 West 26th Street, 13th Floor, New York, NY 10001 (the Company) and Thehealthchannel.com, Inc. located at 3130 West Coast Highway, Suite 175, Newport Beach, CA 92663 (the Client).

Definitions

"Information Service Providers" are news agencies that license and supply news and information to the Company for distribution.

"Custom Content" is the dynamic placement of custom-tailored news and information on the Client's web site via the Company's content engine technology.

CUSTOM CONTENT SERVICE: The Client's web site, located at www.thehealthchannel.com, will receive new custom content each day in HTML format. The Company will design and build a customized filter for the Client. The Client acknowledges that the Company relies on the performance of information service providers (outside the control of the Company) in order to provide the custom content service.

TERM: The term of this Agreement is one year from September 28, 1999. This agreement will automatically renew for successive terms of one year after the expiration of the initial term, unless the Client or the Company terminates the agreement in writing to the other party, with at least ninety days written notice.

ARCHIVE: The Client has the right to archive the custom content news and information stories on the Client's web site for thirty (30) days after delivery. All archive rights terminate upon termination of this Agreement and the Client will delete all custom content news and information stories on the Client's web site, including internet, extranet and/or intranet locations.

OWNERSHIP: The Company and its information service providers retain all rights, title and interests, including copyright, in all material (including but not limited to text, images and other multimedia data) provided or made available as part of the custom content service. The Company warrants that it maintains the necessary licenses, rights and powers to distribute the custom content news and information received from the Company's information service providers as set forth herein and that the Company's custom content provided under this agreement does not and will not violate any rights of third parties.

ENHANCED NEWS COVERAGE: If the Company increases the number of information service providers after the launch date and during the effective term of this agreement, thus increasing the breadth of news coverage available to the Client, the Company will notify the Client and the fee schedule stated herein will be adjusted following a review with the Client at the time of notification. Client has the option to refuse addition(s)/increase(s) in news, content and/or information providers(s) and/or service(s) and have the fee schedule stated in the Agreement at the time of commencement remain the same.

SERVICE INTERRUPTION: The Client shall notify the Company of any interruption in service. The Company will correct any service interruption within one business day unless such delay is precipitated by a force majeure as defined herein.

WARRANTY: The service is provided on an "as is" basis, except as otherwise provided herein. The Company and its information providers disclaim any and all warranties, including but not limited to the implied warranties of merchantability and fitness for a particular purpose, relating to this agreement, the service, the custom content or performance under this agreement.

PAYMENT: The Client will pay the Company the total amount of $27,250 which is payable: one (1) payment of $3,250 for set-up (software $2,000 + filter fee (5 x $250.00 {plus 2 additional filters at no charge} = $3,250) and twelve (12) monthly installments of $2,000 for service (twelve (12) monthly invoices due upon invoicing). Monthly service permits up to 500 stories to be published per month. Any stories published above and beyond this initial level are subject to a per article charge of $5.00. Setup fees are payable upon remittance of signed Agreement, but in no case

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will content be delivered until setup fees are paid. Monthly content billings will begin when SiteWare is delivered and operating normally on Client's side. Term will commence on September 28, 1999.

LIMITATION OF LIABILITY: The Company and its information service providers will not be liable to the Client or its end-users for any indirect, special, exemplary or consequential damages, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this agreement or any performance under this agreement, whether or not the Company or its information service providers had any knowledge, actual or constructive, that such damages might be incurred.

RESTRICTIONS: The Client may not copy, re-license, re-sell, transfer, alter the copyright or make available the custom content service to any entity other than the Client's employees, subscribers or end-users on the Client's web site or database.

GOVERNING LAW, JURISDICTION AND VENUE: This agreement is governed by the laws of the State of New York without regard to principles of conflicts of laws. The Company and the Client agree to submit to the jurisdiction of the United States District Court for the Southern District of New York in respect of litigation arising out of this agreement, waiving all affirmative and legal defenses in respect of jurisdiction, forum and venue.

FORCE MAJEURE: Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its control but no such event shall relieve the Client of its obligations to make payment to Company. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure. If such failure continues for more than one month, either party may terminate this agreement.

NOTICES: All notices under this Agreement must be made in writing and sent via first class mail, facsimile or e-mail listed on the signature line of this Agreement.

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                     THE COMPANY                                               THE CLIENT

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AGREED TO BY:        /s/ Alan Ellman                         AGREED TO BY:     /s/ Richard Wolpow

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NAME/TITLE:          Alan Ellman/President                   NAME/TITLE:       Richard Wolpow
                                                                               Director, Business Development
COMPANY:             ScreamingMedia.net, Inc.                COMPANY:          Thehealthchannel.com, Inc.
STREET ADDRESS       601 West 26th Street, 13th Floor        STREET ADDRESS    3101 W. Coast Highway, Suite 175
CITY, STATE ZIP      New York, NY 10001                      CITY, STATE ZIP   Newport Beach, CA  92663
DATE:                September 27, 1999                      DATE:             September 27, 1999
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